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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 of our report dated March 12, 2013 relating to the financial statements and financial statement schedule of Carey Watermark Investors Incorporated, and of our reports dated March 12, 2013 relating to the financial statements of Long Beach Hotel Properties, LLC, and the financial statements of CWI AM Atlanta Perimeter Hotel, LLC, which appear in Carey Watermark Investors Incorporated's Annual Report on Form 10-K for the year ended December 31, 2012, and of our report dated July 15, 2011 relating to the financial statements of Long Beach Hotel Properties, LLC which appears in Carey Watermark Investors Incorporated's Current Report on Form 8-K/A dated May 5, 2011. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
July 24, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM